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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree that the Schedule 13G filed herewith (and any amendments thereto) relating to the common stock, $.01 par value per share, of Provant, Inc. is filed jointly on behalf of each of them with the Securities Exchange Commission.


                                                  /s/ Larry E. Senn
                                                  ------------------------------
                                                  Larry E. Senn


                                                  /s/ Bernadette Senn
                                                  ------------------------------
                                                  Bernadette Senn

Date:  February 13, 2001